EXHIBIT  16.2

April  14,  2005

U.S.  Securities  and  Exchange  Commission
450  Fifth  Street,  N.W.
Washington,  DC  20549

Re: New Century Energy Corp. (formerly Vertica Software Inc.) Commission file no: 000-28813

We have read and agree with the statements under Item 4.01 of the Form 8-K report dated April 14, 2005 regarding our firm.

We  have  no basis to agree or disagree with any other matters reported therein.

/s/  Malone  and  Bailey,  PC
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Malone  and  Bailey,  PC

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